Exhibit 99.3

THE INDUSTRY OF ONE™

Annual Statement as to Compliance

For the Year Ended December 31, 2011

United States Department of Education

College and University Facility Loan Trust Two

Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:

i.	A review of the activities and performance of Berkadia Commercial Mortgage as Master Servicer during the period under this Servicing Agreement, has been made under my supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Master Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.

ii.	I confirm that Berkadia Commercial Mortgage as Master Servicer is in compliance with the requirements of Section 206.

If you have any questions, please e-mail the RCCSecurity.Requests@berkadia.com.

Berkadia Commercial Mortgage

Mark E. McCool

Executive Vice President

February 20, 2012

Inv. 3 Lib. G

THE INDUSTRY OF ONE™

Annual Statement as to Compliance

For the Year Ended December 31, 2011

United States Department of Education

College and University Facility Loan Trust Two

Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:

(i)	A review of the activities and performance of Berkadia Commercial Mortgage as Special Servicer during the period under this Servicing Agreement, has been made under my supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Special Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.

(ii)	I confirm that Berkadia Commercial Mortgage as Special Servicer is in compliance with the requirements of Section 2.02 hereof.

If you have any questions, please e-mail the RCCSecurity.Requests@berkadia.com.

Berkadia Commercial Mortgage

Michael Carp

Executive Vice President

February 20, 2012

Inv. 003 Lib. G